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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          THE GOLDMAN SACHS GROUP, INC.
             (Exact name of registrant as specified in its charter)


             DELAWARE                                13-4019460
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                    85 BROAD STREET, NEW YORK, NEW YORK    10004
               (Address of Principal Executive Offices)  (Zip Code)


If this form relates to the            If this form relates to the registration
registration of a class of             of a class of securities pursuant to
securities pursuant to Section         Section 12(g) of the Exchange Act and
12(b) of the Exchange Act and          is effective pursuant to General
is effective pursuant to General       Instruction A.(d), check the following
Instruction A.(c), check the           box./ /
following box./X/

 Securities Act registration statement file number to which this form relates:

                                   333-36178
                                (If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                 Name of each exchange on which
          to be so registered                 each class is to be registered
0.25% EXCHANGEABLE EQUITY-LINKED NOTES            AMERICAN STOCK EXCHANGE
         DUE NOVEMBER 1, 2005
        (LINKED TO COMMON STOCK
          OF CITIGROUP INC.)


     Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE
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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            The material set forth in (i) the sections captioned "Description of Notes We May Offer" and "Description of Debt Securities We May Offer" in the registrant's registration statement on Form S-3 (No. 333-36178) and (ii) the section "Specific Terms of Your Note" in the Prospectus Supplement No. 181, dated June 1, 2001, to the registrant's Prospectus, dated May 8, 2000, and Prospectus Supplement, dated May 10, 2000, is incorporated herein by reference and replaces in its entirety the description incorporated in the Registration Statement on Form 8-A for the Registrant's 0.25% Exchangeable Index-Linked Notes due 2005 (Linked to the Nasdaq-100 Index(R)), filed by the Registrant on November 1, 2000.

ITEM 2.      EXHIBITS.

          1. Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 6 to the registrant's registration statement on Form 8-A (No. 001-14965).

          2. Form of The Goldman Sachs Group, Inc.'s 0.25% Exchangeable Equity-Linked Note due November 1, 2005 (Linked to Common Stock of Citigroup Inc.).
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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: June 8, 2001              THE GOLDMAN SACHS GROUP, INC.


                                By:      /s/   Dan H. Jester
                                   ___________________________
                                       Name:  Dan H. Jester
                                       Title:     Treasurer